UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 13, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 22, 2021, eHealth, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Fran Soistman that sets forth the terms of Mr. Soistman’s employment as chief executive officer of the Company as summarized in the Current Report on Form 8-K filed on September 23, 2021. On December 13, 2021, the Company and Mr. Soistman entered into an employment agreement (the “Employment Agreement”) based substantially on the terms previously agreed to in the Term Sheet. The Employment Agreement supersedes and replaces the Term Sheet in its entirety.

The Employment Agreement provides for an initial annual base salary of $750,000 and a target annual incentive award opportunity equal to 110% of his annual base salary. Mr. Soistman also received a signing bonus of $200,000 on October 8, 2021.

Consistent with the terms of the Employment Agreement, on October 6, 2021, Mr. Soistman was granted a stock option to purchase 100,000 shares of the common stock of the Company (the “Time-Based Option”) and a performance‑based stock option to purchase 100,000 shares of the common stock of the Company (the “Performance-Based Option”). Each of the Time-Based Option and the Performance-Based Option have a per share exercise price equal to the closing price of the Company’s common stock on the date of grant. Subject to potential acceleration upon certain terminations of employment, the Time-Based Option is subject to vesting over four years. The Performance-Based Option is subject to vesting based on achievement of stock price goals (subject to potential acceleration of vesting upon certain terminations of employment). Each of the Time-Based Option and Performance-Based Option was granted under the Company’s 2021 Inducement Plan (the “Inducement Plan”) and otherwise is subject to the terms and conditions of an option agreement under the Inducement Plan.

Consistent with the terms of the Employment Agreement, on November 2, 2021, Mr. Soistman was granted three restricted stock unit awards. The first restricted stock unit award covers 60,000 shares of the Company’s common stock and is subject to vesting over four years, subject to potential acceleration upon certain terminations of employment (the “Time-Based RSUs”). The second restricted stock unit award covers 70,000 shares of the Company's common stock and is subject to vesting based on achievement of stock price goals (the “Performance-Based RSUs”). The third restricted stock unit award covers 12,500 shares of the Company's common stock and vests quarterly over four years (the “Starting RSUs”). Each of these awards was granted under the Inducement Plan and otherwise is subject to the terms and conditions of a stock unit agreement under the Inducement Plan.

If Mr. Soistman’s employment is terminated by the Company without cause or if he voluntarily resigns for good reason, and provided that any such termination occurs during the period beginning with the date that is four months prior to and ending on the date 12 months following a change of control of the Company (the “Change of Control Period”), Mr. Soistman will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to 24 months of his then current annual base salary; (ii) a cash payment in an amount equal to two times his target cash incentive award for such year; (iii) Company‑paid COBRA premiums for up to 18 months; (iv) 100% vesting of any outstanding and unvested time-based equity awards; and (v) accelerated vesting for any performance-based equity awards that have satisfied a performance goal but for which service-based vesting has not yet been satisfied.

If Mr. Soistman’s employment is terminated by the Company without cause or if he voluntarily resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Mr. Soistman will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to 24 months of his then current annual base salary; (ii) a cash payment in an amount equal to his target cash incentive award for such year, on a prorated basis; (iii) Company‑paid COBRA premiums for up to 18 months, (iv) full vesting of the Starting RSUs, and 12 additional months of vesting credit with respect to the Time-Based Option and the Time-Based RSUs (and, in the case of a voluntary resignation for good reason, 12 additional months of vesting credit with respect to other time-based awards, as if the award had been subject to monthly vesting); and (v) accelerated vesting for any performance-based equity awards that have satisfied a performance goal, but for which the service-based vesting has not yet been satisfied.

Mr. Soistman’s receipt of the foregoing severance payments and benefits is conditioned on his execution of a release of claims in favor of the Company and its affiliates.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 13, 2021, the Company’s board of directors approved amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) effective December 13, 2021. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to among other things: (i) require greater disclosure from stockholders nominating directors or proposing other business at annual or special meetings of stockholders; (ii) make changes to the operation of the advance notice bylaws; (iii) make explicit the authority of committees to form subcommittees; (iv) add a forum selection bylaw so that unless we consent in writing to the selection of an alternative forum, (a) derivative actions, fiduciary duty claims and other general stockholder corporate claims must be brought exclusively in the Delaware Court of Chancery and (b) claims under the Securities Act of 1933, as amended, (in respect of the sale by the Company of its securities) must be brought exclusively in federal district court instead of a state court; and (v) make other administrative, technical and conforming changes to track the language in the Delaware General Corporation Law.

The foregoing description of the amendments made in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Registrant
10.1	Employment Agreement, dated December 13, 2021, between Fran Soistman and eHealth, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	December 17, 2021	/s/ Christine Janofsky
Christine Janofsky Chief Financial Officer (Principal Financial Officer)